UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

THERAPEUTICSMD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Broken Sound Parkway NW, Suite 320, Boca Raton, FL  33487
 (Address of principal executive offices and Zip Code)

(561) 961-1911
 (Registrant’s telephone number, including area code)

N/A
(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

Information called for by this item is contained in Item 2.03 below, which item is incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 24, 2012, TherapeuticsMD, Inc. (the "Company") sold and issued Secured Promissory Notes (the "Notes") to Steven G. Johnson ("Johnson") and Plato & Associates, LLC ("Plato") in the principal base amount of $1,358,014 and $1,357,110 respectively (the "Principal Base Amount(s)") pursuant to the terms of that certain Note Purchase Agreement (the "Note Purchase Agreement") of even date therewith.  As consideration for the Notes, Johnson and Plato surrendered certain promissory notes previously issued by the Company in the aggregate amount of $858,014 and $857,110 respectively (which sums include principle and interest through February 24, 2011) (collectively known as the "Prior Notes").  As a result of the foregoing the Company received an aggregate of $1,000,000 of new funding from Johnson and Plato.

The Principal Base Amount of each Note, plus any and all additional advances made to the Company thereafter (the "Aggregated Principal Amount"), together with accrued interest at the annual rate of six percent (6%), is due in one lump sum payment twenty-four (24) months from the date of issuance of the Notes (the "Maturity Date").

As security for the Company’s obligations under the Note Purchase Agreement and the Notes, the Company entered into a Security Agreement of even date therewith and pledged all of its assets, tangible and intangible, as further described therein.

As an inducement for the Purchasers to lend additional funds to the Company as outlined therein on Schedule I to the Note Purchase Agreement, and for the Purchaser's leniency to, in essence, extend the maturity date of the Prior Notes for an additional twenty-four month period, the Purchasers, and/or assigns, will receive a Warrant(s) to purchase an aggregate of 9,000,000 Shares.  The Warrant(s) shall terminate on the date that is five (5) years from the date of the issuance of the Notes and shall have an exercise price of $0.38 per share.

The foregoing description of the Note Purchase Agreement, the Notes, the Security  Agreement, and the Warrants is qualified, in its entirety, by reference to each agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference in response to this Item 2.03.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

As described above in Item 2.03 (incorporated herein by reference), on February 24, 2012, the Company issued and sold Notes in the aggregate principal amount of $2,715,124 and Warrants to purchase up to an aggregate of 9,000,000 shares of the Company's Common Stock. In connection with the sale of the Notes and Warrants, the Company relied upon the exemption from registration provided by Regulation D under the Securities Act of 1933, as amended.

The foregoing description of the Notes and Warrants is qualified, in its entirety, by reference to the Notes and Warrants, respectively, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference in response to this Item 3.02.

Section 9 – Financial Statements and Exhibits

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exh. No.	Date	Document

10.0	February 24, 2012	Note Purchase Agreement*
10.1	February 24, 2012	Secured Promissory Note, form of*
10.2	February 24, 2012	Security Agreement*
10.3	February 24, 2012	Common Stock Purchase Warrant, form of*
____________________________
 *   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2012	THERAPEUTICSMD, INC.

	By:	/s/Robert G. Finizio
Robert G. Finizio, Chief Executive Officer